Exhibit 5.0

                            RICHARDSON & PATEL, LLP
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                                  June 7, 2005

Manhattan Scientifics, Inc.
405 Lexington Avenue, 32 Floor
New York, New York 10174

         Re:      Manhattan Scientifics, Inc. 2005 Equity Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel to Manhattan Scientifics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's registration statement on Form S-8 relating to 18,420,000 shares of the Company's common stock, par value $.001, 10,000,000 shares of which may be issued upon exercise of options or otherwise granted in connection with the Manhattan Scientifics, Inc. 2005 Equity Incentive Plan (the "Plan") and 18,420,000 shares of which are individual grants of common stock or shares underlying individual grants of stock options (the "Shares").

     In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, were or will be legally issued, fully paid, and nonassessable under the Delaware General Corporation Law.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                          /s/ RICHARDSON & PATEL, LLP
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                                              RICHARDSON & PATEL, LLP